EXHIBIT 10.25


                             STOCK OPTION AGREEMENT


        THIS STOCK OPTION AGREEMENT is entered into as of April 9, 2001, by and between TSET, Inc., a Nevada corporation ("TSET"), and Daniel R. Dwight ("Dwight").

                                   WITNESSETH:

        WHEREAS, TSET desires to grant to Dwight an option to acquire up to 50,000 restricted shares of TSET's common stock, par value $0.001 per share (the "Option Shares"), in consideration of valuable contributions made by Dwight to TSET and its wholly-owned subsidiaries; and

        WHEREAS, Dwight desires to accept such option.

        NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants, and agreements set forth herein and for other good and valuable consideration, the delivery, receipt, and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. GRANT OF OPTION. TSET hereby grants to Dwight an option (the "Option") to acquire the Option Shares at an exercise price of $0.885 per share (the "Exercise Price"). The Option shall immediately and fully vest in Dwight's favor for all purposes upon execution and delivery of this Agreement by the parties. The Option is personal to Dwight and may be exercised only by Dwight during his lifetime. The Option shall continue in full force and effect for a period of 5 years from the date hereof (the "Term"), at which time the Option shall expire and terminate unless previously exercised by Dwight. The Option shall not be subject to forfeiture or termination, except for Dwight's failure to exercise the Option during the Term.

        2. EXERCISE OF OPTION. The Option may be exercised by Dwight, in whole or in part, at any time during the Term upon receipt of TSET of written notice from Dwight (the "Exercise Notice"). The Exercise Notice shall specify the number of Option Shares Dwight desires to acquire pursuant thereto and provide any necessary or appropriate instructions to TSET and its transfer agent regarding the denomination of certificates representing the Option Shares and the name in which the Option Shares should be registered. The exercise of the Option shall be on a "cashless" basis and Dwight shall not be required to remit to TSET any payment therefor.

        3. RESERVATION OF THE OPTION SHARES. To ensure fulfillment of its obligations hereunder should Dwight elect to exercise the Option, TSET shall reserve from its authorized but unissued capital that number of shares of its common stock equal to the Option Shares.

        4. RESTRICTIONS ON TRANSFER. Dwight acknowledges that the Option Shares are subject to certain restrictions upon transfer, and cannot be sold, assigned, transferred, or conveyed (in any case,

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               a "transfer") except in compliance with such restrictions and applicable provisions of federal and state securities laws. Certificates representing the Option Shares shall bear appropriate restrictive legends and notices. In the event Dwight desires to transfer any Option Shares prior to the expiration of such restrictions, TSET shall be entitled to receive from Dwight written undertakings, certifications, or opinions of legal counsel evidencing compliance with such restrictions.

        5. TAX MATTERS. Dwight acknowledges that treatment of the Option, the Option Shares, and events and transactions with respect thereto, for federal and state income and other tax purposes, is dependent upon various factors and events which are not determined by this Agreement. TSET makes no representations to Dwight with respect to, and hereby disclaims any and all responsibility as to such tax treatment. Dwight shall be solely and fully responsible for the payment of, and shall pay, any and all federal and state, and other taxes (including any and all withholding taxes) levied with respect to the grant of the Option, the purchase of the Option Shares, and any subsequent transfer thereof. In the event the exercise of the Option or the disposition of the Option Shares following exercise of the Option results in Dwight's realization of income which for federal, state, local, or other income tax purposes is, in TSET's opinion, subject to withholding of tax, then at the election of TSET and prior to the delivery of Dwight of certificates representing the Option Shares acquired by him pursuant to an Exercise Notice, (a) Dwight shall pay to TSET an amount equal to such withholding tax or (b) TSET may withhold such amount from any compensation or other payments owed by TSET to Dwight.

        6. NONQUALIFIED STATUS. The Option is not intended to be an "incentive stock option" as defined in the Internal Revenue Code of 1986, as amended, and shall not be treated as such whether or not, by the terms hereof, it meets the requirements of any applicable provisions thereof.

        7. NOTICES. All notices or other communications given or made hereunder shall be in writing and may be delivered personally, by express, registered, or certified mail (return receipt requested), by special courier, or by facsimile transmission (to be followed by delivery of a written original notice in the most expeditious manner possible, as aforesaid), all postage, fees, and charges prepaid, to TSET and Dwight, as the case may be, to the following addresses (which may be changed by the parties from time to time upon written notice given as aforesaid):

                             To TSET: 333 South State Street, PMB 111 Lake Oswego, OR 97034

                                            Attn: Richard A. Papworth
                                            Chief Financial Officer



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                                            Tel: 503.968.1547
                                            Fax: 503.968.0867

                             To Dwight:     1 Edgewood Drive
                                            Hudson, MA 01749


                                            Tel: 978.562.7046
                                            Fax: 978.562.7046


               Notices hereunder shall be deemed given when delivered in person, upon confirmation of successful transmission when sent by facsimile, or 5 days after being mailed by express, registered, or certified mail (return receipt requested), postage and fees prepaid.

        8. INTEGRATION, AMENDMENT, AND WAIVER. When executed and delivered, this Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior agreements and understandings with respect thereto. No other agreement, whether oral or written, shall be used to modify or contradict the provisions hereof unless the same is in writing, signed by the parties, and states that it is intended to amend the provisions of this Agreement. No waiver by either party of any breach of this Agreement in any particular instance shall constitute a waiver of any other breach hereof in any other circumstance or any relinquishment for the future of their respective rights to strictly enforce all of the other provisions hereof or seek all remedies which may be available at law or in equity.

        9. COUNTERPARTS; BINDING EFFECT. This Agreement may be executed in multiple counterparts (and by facsimile signature, to be followed by manual signature), each of which shall be deemed an original, and all of which shall be deemed to constitute a single agreement. This Agreement shall be binding upon and inure to the benefit of the parties' respective permitted heirs, successors, and assigns.

        10. ASSIGNMENT. This Agreement is personal to the parties hereto. Accordingly, Dwight shall not assign or transfer this Agreement without the prior written consent of TSET, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that Dwight shall be permitted to assign or transfer this Agreement to a legal entity owned by Dwight without such consent. Any attempted assignment of this Agreement by Dwight without receipt of such consent from TSET shall be null and void.

        11. SEVERABILITY. If any provision (or portion thereof) of this Agreement is adjudged unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless continue in full force and effect and the provision deemed unenforceable shall be remade and interpreted by the parties in a manner that such provisions shall be enforceable to preserve, to

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               the maximum extent possible, the original intention and meaning thereof. If necessary to effect such intent, TSET and Dwight shall negotiate in good faith to amend this Agreement to replace such provision with language believed in good faith by the parties to be enforceable, which as closely as possible reflects such intent.

        12. NO THIRD PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties and their successors, heirs, and assigns. Nothing herein, expressed or implied, shall give or be construed to give any other person, other than the parties and their permitted assigns, any legal or equitable rights hereunder. No finder's or other fees shall be payable by either party with respect to the exercise of the Option or the issuance of the Option Shares pursuant to this Agreement.

        13. STATE SECURITIES QUALIFICATIONS. The sale of the Option Shares pursuant to any exercise of the Option has not been qualified with the securities regulatory authorities in any state or other jurisdiction and the issuance of the Option Shares prior to such qualification may be unlawful unless such transactions are exempt from such qualification requirements. The rights of the parties hereto are expressly conditioned upon such qualification being obtained, unless any such transaction is so exempt.

        14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, exclusive of its conflicts of laws principles.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date first written above.

TSET, Inc.


By: /s/ Jeffrey D. Wilson
    --------------------------------
    Jeffrey D. Wilson
    Chairman and Chief Executive Officer



 /s/ Daniel R. Dwight
------------------------------------
Daniel R. Dwight


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